                                                                            10.1

                          SECURITIES PURCHASE AGREEMENT

      This SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of March 29, 2003, is made by and among Level 8 Systems, Inc., a corporation organized under the laws of the State of Delaware (the "COMPANY"), SDS Merchant Fund, L.P., a Delaware limited partnership ("SDS"), DMG Legacy Fund LLC, DMG Legacy Institutional Fund LLC, DMG Legacy International Ltd. (collectively, the DMG entities shall be known as the "DMG GROUP", and, together with SDS, the "LEAD INVESTORS") Ike Dweck, an individual, Bruce Miller, an individual, Jim Stevens, an individual, Fred Mack 4/30/92 Trust, Richard Mack, Vertical Ventures Investments LLC, Joseph Shelanski, an individual and C. Glen and Joan Dugdale, individuals (together with the Lead Investors, each, a "PURCHASER" and collectively, the "PURCHASERS").

WHEREAS:

      A. The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("REGULATION D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "SECURITIES ACT").

      B. Upon the terms and conditions stated in this Agreement, the Company desires to issue to the Purchasers, and the Purchasers desire to purchase, 3,705 shares of a class of preferred stock of the Company designated as the Company's Series D Convertible Preferred Stock, par value $.001 per share (the "SERIES D STOCK"), which such Series D Stock shall be convertible into shares of the Company's common stock, par value $.001 per share (the "COMMON STOCK"). All rights and preferences of the Series D Stock shall be as stated in the Company's Certificate of Designations, Preferences and Rights pertaining to the Series D Stock (the "CERTIFICATE OF DESIGNATIONS") in the form attached hereto as Exhibit
A. As further inducement for each Purchaser to enter this Agreement, the Company shall issue two series of warrants to acquire Common Stock, the SERIES D-1 WARRANTS, in the form attached hereto as Exhibit B, and, when issued by the Company in compliance with the Certificate of Incorporation, the By-laws, and the laws of the State of Delaware, the SERIES D-2 WARRANTS, in the form attached hereto as Exhibit C (the Series D-1 Warrants and Series D-2 Warrants are referenced herein collectively as the "WARRANTS"). The shares of Common Stock issuable upon conversion of or otherwise pursuant to the Series D Stock are referred to herein as the "CONVERSION SHARES", and the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Series D-1 Warrants, and when the Series D-2 Warrants are issued by the Company in compliance with the Certificate of Incorporation, the By-laws, and the laws of the State of Delaware, the shares of Common Stock issuable upon the exercise or otherwise pursuant to the Series D-2 Warrants, are referred to herein as the "WARRANT SHARES." The Series D Stock, the Warrants, the Conversion Shares and the Warrant Shares are collectively referenced herein as the "SECURITIES" and each of them may individually be referred to herein as a "SECURITY."

      C. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a (i) Registration Rights Agreement, in the form attached hereto as Exhibit D (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws, and (ii) an Escrow Agreement in the form attached hereto as Exhibit E (the "ESCROW AGREEMENT").

      D. All references herein to monetary denominations shall refer to lawful money of the United States of America.


      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

         1. PURCHASE AND SALE OF SERIES D STOCK AND WARRANTS.

            (a) Purchase of Series D Stock and Warrants. On the Closing Date (as defined below), subject to the satisfaction (or waiver) of the conditions set forth in Section 6 and Section 7 below, the Company shall issue and sell to the Purchasers, and the Purchasers severally, but not jointly, agree to purchase from the Company, the number of shares of Series D Stock and Series D-1 Warrants set forth beside each Purchaser's name in Schedule 1(a), which is attached hereto and incorporated herein for the price set forth below each Purchaser's name in Schedule 1(a) (such amount in the aggregate is referenced herein as the "PURCHASE PRICE"). When the Series D-2 Warrants are issued by the Company in compliance with the Certificate of Incorporation, the By-laws, and the laws of the State of Delaware, and provided that such Series D-2 Warrants will be exercisable in accordance with its terms, the Company will additionally issue to the Purchasers the Series D-2 Warrants set forth beside each Purchaser's name in
Schedule 1(a).

            (b) Escrow; Payment of Purchase Price. A portion of the Purchase Price paid by the Lead Investors as set forth in Schedule 1(b) attached hereto shall be paid at Closing (as defined below) by wire transfer of immediately available funds to Wachovia Bank, N.A. (the "ESCROW AGENT"), such amount (the "ESCROW AMOUNT") to be disbursed by the Escrow Agent in the manner described in the Escrow Agreement.

            (c) Closing Date. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Series D Stock and Series D-1 Warrants pursuant to this Agreement (the "CLOSING") shall be 12:00 noon, New York City time, on March 29, 2003, or such other time as may be mutually agreed upon by the Company and the Purchasers (the "CLOSING DATE"). The Closing shall occur at the offices of Drinker Biddle & Reath LLP, One Logan Squire, 18th and Cherry Streets, Philadelphia, Pennsylvania 19103, U.S.A.

         2. PURCHASERS' REPRESENTATIONS AND WARRANTIES.

      The Purchasers represent and warrant, severally and not jointly, to the Company as follows:

            (a) Purchase for Own Account, Etc. The Purchasers are purchasing the Securities for the Purchasers' own account for investment purposes only and not with a present view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. The Purchasers understand that the Purchasers must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering the resale of any such Securities other than as contemplated by the Registration Rights Agreement. Notwithstanding anything in this Section 2(a) to the contrary, by making the representations herein, the Purchasers do not agree to hold the Securities for any minimum or other specific term and reserve the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements under the Securities Act.

            (b) Accredited Investor Status. Each Purchaser is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D.

            (c) Reliance on Exemptions. The Purchasers understand that the Securities are being (and in the case of the Series D-2 Warrants, will be) offered and sold to the Purchasers in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchasers' compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchasers set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchasers to acquire the Securities.

            (d) Information. The Purchasers and their counsel, if any, have been furnished all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been specifically requested by the Purchasers or their counsel. Neither such inquiries nor any other investigation conducted by the Purchasers or their counsel or any of their representatives shall modify, amend or affect the Purchasers' right to rely on the Company's representations and warranties contained in Section 3 below. The Purchasers understand that the Purchasers' investment in the Securities involves a high degree of risk.

            (e) Governmental Review. The Purchasers understand that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

            (f) Transfer or Resale. The Purchasers understand that (i) except as provided in the Registration Rights Agreement, the sale or resale of the Securities have not been and are not being registered under the Securities Act or any state securities laws, and the Securities may not be transferred unless
(A) the resale of the Securities has been registered thereunder; or (B) the Purchasers shall have delivered to the Company an opinion of counsel

(which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (C) sold under and in compliance with Rule 144 promulgated under the Securities Act (or a successor rule) ("RULE 144"); or (D) sold or transferred to an affiliate of a Purchaser who agrees to sell or otherwise transfer the Securities only in accordance with the provisions of this Section 2(f) and who is an Accredited Investor; and (ii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws (other than pursuant to the terms of the Registration Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement, provided such pledge is consistent with applicable laws, rules and regulations.

            (g) Legends. The Purchasers understand that the Series D Stock and Warrants and, until such time as the Conversion Shares and Warrant Shares have been registered under the Securities Act (including registration pursuant to Rule 416 thereunder) as contemplated by the Registration Rights Agreement or otherwise may be sold by the Purchasers under Rule 144, the certificates for the Conversion Shares and Warrant Shares may bear a restrictive legend in substantially the following form:

            The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States or in any other jurisdiction. The securities represented hereby may not be offered, sold or transferred in the absence of an effective registration statement for the securities under applicable securities laws unless offered, sold or transferred pursuant to an available exemption from the registration requirements of those laws.

      The Company agrees that it shall, immediately following the Registration Statement (as defined in the Registration Rights Agreement) being declared effective, deliver to its transfer agent an opinion letter of counsel, opining that at any time the Registration Statement is effective, the transfer agent shall issue, in connection with the issuance of the Conversion Shares and Warrant Shares, certificates representing such Conversion Shares and Warrant Shares without the restrictive legend above (provided such Conversion Shares and Warrant Shares are to be sold pursuant to the prospectus contained in the Registration Statement). Upon receipt of such opinion, the Company shall cause the transfer agent to confirm, for the benefit of the holders, that no further opinion of counsel is required at the time of transfer in order to issue such shares without such restrictive legend.

      The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by state securities laws, (i) the sale of such Security is registered under the Securities Act (including registration pursuant to Rule 416 thereunder) as contemplated by the Registration Rights Agreement; (ii) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the

Securities Act; or (iii) such holder provides the Company with reasonable assurances that such Security can be sold under Rule 144. In the event the above legend is removed from any Security and thereafter the effectiveness of a registration statement covering such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance written notice to the Purchasers the Company may require that the above legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or under Rule 144 and the Purchasers shall cooperate in the replacement of such legend. Such legend shall thereafter be removed when such Security may again be sold pursuant to an effective registration statement or under Rule 144.

            (h) Authorization; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of the Purchasers and are valid and binding agreements of the Purchasers enforceable against the Purchasers in accordance with their terms.

            (i) Residency. Each Purchaser is a resident of the jurisdiction set forth beside such Purchaser's name on Schedule 1(a) attached hereto.

            (j) Limitations. Except as set forth in Section 2(h) hereof, the Purchasers' representations and warranties made in this Article 2 are made solely for the purpose of permitting the Company to make a determination that the offer and sale of the Series D Stock and Warrants pursuant to this Agreement comply with applicable U.S. federal and state securities laws and not for any other purpose. Accordingly, the Company should not rely on such representations and warranties for any other purpose.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company represents and warrants to the Purchasers as follows:

            (a) Organization and Qualification. The Company and each of its principal subsidiaries, Cicero Technologies, Inc. and Level 8 Technologies, Inc. (collectively, the "Principal Subsidiaries"), is a corporation duly organized and existing and in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its Principal Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any material adverse effect on (i) the Securities, (ii) the ability of the Company to perform its obligations hereunder or under the Series D Stock, the Warrants or the Registration Rights Agreement or (iii) the business, operations, properties, prospects, financial condition or results of operations of the Company and its Principal Subsidiaries, taken as a whole.

            (b) Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Certificate of Designations, the Series D-1 Warrants, the Registration Rights Agreement, the

Escrow Agreement, and when the Series D-2 Warrants are issued by the Company in compliance with the Certificate of Incorporation, the By-laws, and the laws of the State of Delaware, the Series D-2 Warrants (the "TRANSACTION DOCUMENTS") to issue and sell the Series D Stock and the Series D-1 Warrants, and when the Series D-2 Warrants are issued by the Company in compliance with the Certificate of Incorporation, the By-laws, and the laws of the State of Delaware, the Series D-2 Warrants, in accordance with the terms hereof, to issue the Conversion Shares upon conversion of the Series D Stock in accordance with the terms thereof, to issue the Warrant Shares underlying the Series D-1 Warrants upon exercise of the Series D-1 Warrants in accordance with the terms thereof, and when the Series D-2 Warrants are issued by the Company in compliance with the Certificate of Incorporation, the By-laws, and the laws of the State of Delaware, to issue the Warrant Shares underlying the Series D-2 Warrants upon exercise of the Series D-2 Warrants in accordance with the terms thereof; (ii) the execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Series D Stock and the Series D-1 Warrants and the issuance and reservation for issuance of the Conversion Shares and Warrant Shares underlying the Series D-1 Warrants, and when the Series D-2 Warrants are issued by the Company in compliance with the Certificate of Incorporation, the By-laws, and the laws of the State of Delaware, the issuance of the Series D-2 Warrants and the issuance and reservation of the Warrant Shares underlying the Series D-2 Warrants) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or any committee of the Board of Directors is required, and (iii) this Agreement constitutes, and, upon execution and delivery by the Company of the Registration Rights Agreement, the Warrants and the Escrow Agreement, such agreements will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except that rights to indemnification and contribution may be limited by Federal or state securities laws or public policy relating thereto.

            (c) Stockholder Authorization. Except with respect to the issuance of the Series D-2 Warrants and the Warrant Shares underlying the Series D-2 Warrants, neither the execution, delivery or performance by the Company of its obligations under this Agreement or the other Transaction Documents, nor the consummation by it of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Series D Stock or the Series D-1 Warrants or the issuance or reservation for issuance of the Conversion Shares or Warrant Shares underlying the Series D-1 Warrants) requires any consent or authorization of the Company's stockholders.

            (d) Capitalization. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Series D Stock and the Warrants) exercisable or exchangeable for, or convertible into, any shares of capital stock and the number of shares to be reserved for issuance upon conversion of the Series D Stock and exercise of the Series D-1 Warrants is set forth on
Schedule 3(d). All of such outstanding shares of capital stock have been, or upon issuance, will be, validly issued, fully paid and non-assessable. Except as set forth on Schedule 3(d), no shares of capital stock of the Company (including the Conversion Shares and the Warrant Shares underlying the Series D-1 Warrants) are, or in the case of the Warrant Shares underlying the Series D-2 Warrants will be, subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except for the Securities and as set forth on Schedule 3(d), as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Principal Subsidiaries, nor are any such issuances or arrangements contemplated, and (ii) there are no agreements or arrangements under which the Company or any of its Principal Subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement). Schedule 3(d) sets forth all of the securities or instruments issued by the Company or any of its Principal Subsidiaries that contain antidilution or similar provisions that will be triggered by, and all of the resulting adjustments that will be made to such securities and instruments as a result of, the issuance of the Securities in accordance with the terms of this Agreement, the Series D Stock or the Warrants. The Company has furnished to the Purchasers true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("CERTIFICATE OF INCORPORATION"), the Company's By-laws as in effect on the date hereof (the "BY-LAWS"), and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for capital stock of the Company.

            (e) Issuance of Shares. The Conversion Shares and the Warrant Shares underlying the Series D-1 Warrants are duly authorized and reserved for issuance, and, upon conversion of the Series D Stock and exercise of the Series D-1 Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and, except as set forth in Schedule 3(d), will not be subject to preemptive rights, rights of first refusal or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof. When the Series D-2 Warrants are issued by the Company in compliance with the Certificate of Incorporation, the Bylaws, and the laws of the State of Delaware, the Warrant Shares underlying the Series D-2 Warrants will be duly authorized and reserved for issuance, and, upon exercise of the Series D-2 Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and, except as set forth in
Schedule 3(d), will not be subject to preemptive rights, rights of first refusal or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

            (f) No Conflicts. The (A) execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Series D Stock, and the Series D-1 Warrants, and when the Series D-2 Warrants are issued by the Company in compliance with the Certificate of Incorporation, the By-laws, and the laws of the State of Delaware, the Series D-2 Warrants, by the Company, and (B) consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Series D Stock, the Series D-1 Warrants, the Conversion Shares and Warrant Shares underlying the Series D-1 Warrants, and when the Series D-2 Warrants are issued by the

Company in compliance with the Certificate of Incorporation, the By-laws, and the laws of the State of Delaware, the Series D-2 Warrants and the Warrant Shares underlying the Series D-2 Warrants) will not (i) result in a violation of the Certificate of Incorporation or By-laws or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment (including, without limitation, the triggering of any anti-dilution provisions), acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and rules or regulations of any self-regulatory organizations to which either the Company or its securities are subject) applicable to the Company or any of its Principal Subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except, with respect to clause (ii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Principal Subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Principal Subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its Principal Subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Principal Subsidiaries is a party, except for actual or possible violations, defaults or rights that would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Principal Subsidiaries are not being conducted, and shall not be conducted so long as the Purchasers own any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under its Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Purchasers as a result of the transactions contemplated by this Agreement, including without limitation, the Company's issuance of the Securities and any and all Purchaser's ownership of the Securities or the Purchaser's ownership of the Common Stock. Except as specifically contemplated by this Agreement and the Registration Rights Agreement, the Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency or other third party in order for it to execute, deliver or perform any of its obligations under this Agreement or any of the other Transaction Documents, in each case in accordance with the terms hereof or thereof. The Common Stock is eligible for trading on the OTC Bulletin Board ("OTC") and the Company does not reasonably anticipate that the Common Stock will be ineligible for trading on the OTC for the foreseeable future.

            (g) SEC Documents, Financial Statements. Except as set forth on
Schedule 3(g), since December 31, 1997, the Company has timely filed (within applicable extension periods) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the "SEC DOCUMENTS"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings made prior to the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents filed prior to the date hereof, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in such financial statements, which liabilities and obligations referred to in clauses (i) and (ii), individually or in the aggregate, are not material to the financial condition or operating results of the Company.

            (h) Absence of Certain Changes. Since September 30, 2002, there has been no material adverse change and no material adverse development in the business, properties, operations, prospects, financial condition or results of operations of the Company and its Principal Subsidiaries, taken as a whole, except as disclosed in the SEC Documents filed prior to the date hereof. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy or receivership law nor does the Company or any of its Principal Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings with respect to the Company or any of its Principal Subsidiaries.

            (i) Transactions With Affiliates. Except as set forth in the SEC Documents filed prior to the date hereof, and other than the grant of stock options pursuant to option plans disclosed in such SEC Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Principal Subsidiaries (other than for ordinary course services solely in their capacity as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or any corporation, partnership, trust or other entity in which any such officer, director, or employee has an ownership interest of five percent or more or is an officer, director, trustee or partner.

            (j) Absence of Litigation. Except as disclosed in the SEC Documents filed prior to the date hereof, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body, including, without limitation, the SEC, pending or, to the best knowledge of the Company or any of its Principal Subsidiaries, threatened against or affecting the Company, any of its Principal Subsidiaries, or any of their respective directors or officers in their capacities as such. To the Company's knowledge, there are no facts which, if known by a potential claimant or governmental authority, could give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any of its Principal Subsidiaries could reasonably be expected to have a Material Adverse Effect.

            (k) Intellectual Property. Each of the Company and its Principal Subsidiaries owns or is licensed (and, in such event, has the right to grant sublicenses) to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, inventions, discoveries, processes, scientific, technical, engineering and marketing data, object and source codes, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge necessary for the conduct of its business as now being conducted, or presently contemplated to be conducted in the future (collectively, "INTANGIBLES"). Schedule 3(k) to this Agreement sets forth a list of all state and federally registered Intangibles owned and/or used by the Company in its business including, without limitation, the Intangibles to be licensed by the Company to an entity to be created as a joint venture with the Lead Investors presently contemplated to be formed in Mauritius, or any affiliate or successor thereof. Neither the Company nor any of its Principal Subsidiaries infringes or is in conflict with any right of any other person with respect to any third party Intangibles which, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. Neither the Company nor any of its Principal Subsidiaries has received written notice of any pending conflict with or infringement upon such third party Intangibles. Neither the Company nor any of its Principal Subsidiaries has entered into any consent agreement, indemnification agreement, forbearance to sue or settlement agreement with respect to the validity of the Company's or its Principal Subsidiaries' ownership or right to use its Intangibles and, to the Company's knowledge, there is no reasonable basis for any such claim to be successful. The Intangibles set forth on Schedule 3(k) are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and in good standing. The Company and its Principal Subsidiaries have complied, in all material respects, with their respective contractual obligations relating to the protection of the Intangibles used pursuant to licenses. To the Company's knowledge, no person is infringing on or violating the Intangibles owned or used by the Company or its Principal Subsidiaries.

            (l) Foreign Corrupt Practices. Neither the Company, nor any of its Principal Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Principal Subsidiaries has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

            (m) Disclosure. All information relating to or concerning the Company and/or any of its Principal Subsidiaries set forth in this Agreement or provided to the Purchasers pursuant to Section 2(d) hereof or otherwise in connection with the transactions contemplated hereby and the schedules hereto is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. To the Company's knowledge, no event or circumstance has occurred or exists with respect to the Company or its Principal Subsidiaries or their respective businesses, properties, prospects, operations or financial conditions (except for those outside the control of the Company or its Principal Subsidiaries) which has not been publicly disclosed but, under applicable law, rule or regulation, would be required to be disclosed by the Company in a registration statement filed on the date hereof by the Company under the Securities Act with respect to a primary issuance of the Company's securities.

            (n) Acknowledgment Regarding Purchasers' Purchase of the Securities. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and that no Purchaser is (i) an officer or director of the Company, (ii) an "affiliate" of the Company (as defined in Rule 144) or (iii) a "beneficial owner" of more than 5% of the Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act). The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Purchaser's purchase of the Securities. The Company further represents to each Purchaser that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

            (o) Listing. The Company has secured the listing of the Conversion Shares and Warrant Shares underlying the Series D-1 Warrants upon each national securities exchange, automated quotation system or over-the-counter market upon which shares of Common Stock are currently listed (subject to official notice of issuance). When the Series D-2 Warrants are issued by the Company in compliance with the Certificate of Incorporation, the By-laws, and the laws of the State of Delaware, the Company will secure the listing of the Warrant Shares underlying the Series D-2 Warrants upon each national securities exchange, automated quotation system or over-the-counter market upon which shares of Common Stock are currently listed (subject to official notice of issuance).

            (p) Resale Registration Eligibility. The Company is eligible to register the resale of its Common Stock on a registration statement under the Securities Act. There exist no facts or circumstances that would prohibit or delay the preparation and filing of a registration statement with respect to the Registrable Securities (as defined in the Registration Rights Agreement). The Company has no basis to believe that its past or present independent public auditors will withhold their consent to the inclusion, or incorporation by reference, of their audit opinion concerning the Company's financial statements which are included in the Registration Statement required to be filed pursuant to the Registration Rights Agreement.

            (q) No General Solicitation. Neither the Company nor any distributor participating on the Company's behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or any such distributor, has conducted any "general solicitation," as such term is defined in Regulation D, with respect to any of the Securities being offered hereby.

            (r) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act or cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act, which result of such integration would require registration under the Securities Act, or any applicable stockholder approval provisions.

            (s) No Brokers. Except as set forth on Schedule 3(s), the Company has taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by any Purchaser relating to this Agreement or the transactions contemplated hereby.

            (t) Acknowledgment Regarding Securities. The Company's executive officers have studied and fully understand the nature of the Securities being sold hereunder. The Company acknowledges that its obligations to issue Conversion Shares upon conversion of the Series D Stock in accordance with the terms of the Certificate of Designations and the Warrant Shares upon the exercise of the Warrants are (or in the case of the Series D-2 Warrants, will be) absolute and unconditional, regardless of the dilution that such issuance may have on the ownership interests of other stockholders. Taking the foregoing into account, the Company's Board of Directors has determined in its good faith business judgment that the issuance of the Series D Stock and Series D-1 Warrants hereunder and the consummation of the other transactions contemplated hereby are in the best interests of the Company and its stockholders.

            (u) Title. The Company and its Principal Subsidiaries have good and marketable title in fee simple to all real property and good and merchantable title to all personal property owned by them that is material to the business of the Company and its Principal Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Principal Subsidiaries. Any real property and facilities held under lease by the Company and its Principal Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Principal Subsidiaries.

            (v) Tax Status. Except as set forth in the SEC Documents, the Company and each of its Principal Subsidiaries has made or filed all foreign, U.S. federal, state, provincial and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Principal Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any foreign, federal, state, provincial or local tax. None of the Company's tax returns is presently being audited by any taxing authority.

            (w) Key Employees. Each of the Company's directors and officers and any Key Employee (as defined below) is currently serving the Company in the capacity disclosed in the SEC Documents. To the Company's knowledge, no Key Employee is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its Principal Subsidiaries to any material liability with respect to any of the foregoing matters. No Key Employee has, to the Company's knowledge, any intention to terminate or limit his employment with, or services to, the Company or any of its Principal Subsidiaries, nor, to the knowledge of the Company, is any such Key Employee subject to any constraints which would cause such employee to be unable to devote his full time and attention to such employment or services. "KEY EMPLOYEE" means the persons listed on Schedule 3(w).

            (x) Employee Relations. (i) Neither the Company nor any of its Principal Subsidiaries is involved in any material union labor dispute nor, to the knowledge of the Company or any of its Principal Subsidiaries, is any such dispute threatened. The Company and its Principal Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company; and (ii) the Company and its Principal Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

            (y) Insurance. The Company and each of its Principal Subsidiaries has in force fire, casualty, product liability and other insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its material properties or assets which might be damaged or destroyed or sufficient to cover liabilities to which the Company may reasonably become subject, and such types and amounts of other insurance with respect to its business and properties, on both a per occurrence and an aggregate basis, as are customarily carried by persons engaged in the same or similar business as the Company. No default or event has occurred that could give rise to a default under any such policy.

            (z) Environmental Matters. There is no environmental litigation or other environmental proceeding pending or threatened by any governmental regulatory authority or others with respect to the current or any former business of the Company or any of its Principal Subsidiaries or any partnership or joint venture currently or at any time affiliated with the Company or any of its Principal Subsidiaries. No state of facts exists as to environmental matters or Hazardous Substances (as defined below) that involves the reasonable likelihood of a material capital expenditure by the Company or any of its Principal Subsidiaries that may otherwise have a Material Adverse Effect. No Hazardous Substances have been treated, stored or disposed of, or otherwise deposited, in or on the properties owned or leased by the Company or any of its subsidiaries or by any partnership or joint venture currently or at any time affiliated with the Company in violation of any applicable environmental laws. The environmental compliance programs of the Company and each of its Principal Subsidiaries comply in all respects with all environmental laws, whether foreign, federal, state, provincial or local, currently in effect. As used herein, "HAZARDOUS SUBSTANCES" means any substance, waste, contaminant, pollutant or material that has been determined by any governmental authority to be capable of posing a risk of injury to health, safety, property or the environment.

            (aa) Regulatory Permits. The Company and each of its Principal Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, provincial or foreign regulatory authorities which are material to the conduct to its business, and neither the Company nor any of its Principal Subsidiaries has received any notice of proceeding relating to the revocation or modification of any such certificate, authorization or permit.

            (bb) Subsidiary Rights. The Company or one of its Principal Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Principal Subsidiaries as owned by the Company or any of its Principal Subsidiaries.

            (cc) Subsidiaries other than the Principal Subsidiaries. Schedule 3(cc) identifies each of the Company's subsidiaries other than the Principal Subsidiaries (the subsidiaries identified on Schedule 3(cc) shall be referenced herein as the "Inactive Subsidiaries"). The Inactive Subsidiaries, individually and collectively, have no material business operations or assets.

            (dd) Series A3 and Series B3 Warrants. Schedule 3(dd) identifies (i) each of the holders of warrants to purchase Common Stock that were issued by the Company in connection with the Company's issuance of Series A3 Convertible Redeemable Preferred Stock of the Company (having the rights and preferences as set forth in that certain Certificate of Designation of Rights, Preferences and Limitations filed with the Secretary of State of the State of Delaware on October 25, 2002) and (ii) each of the holders of warrants to purchase Common Stock that were issued by the Company in connection with the Company's issuance of Series B3 Convertible Redeemable Preferred Stock of the Company (having the rights and preferences as set forth in that certain Certificate of Designation of Rights, Preferences and Limitations filed with the Secretary of State of the State of Delaware on October 25, 2002).

         4. COVENANTS.

            (a) Best Efforts. The parties shall use their best efforts timely to satisfy each of the conditions described in Section 6 and Section 7 of this Agreement.

            (b) Form D: Blue Sky Laws. The Company shall file with the SEC a Form D with respect to the Securities as required under Regulation D and provide a copy thereof to the Purchasers promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchasers pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing Date. Within ten (10) days after the Closing Date, the Company shall file a Form 8-K with the SEC concerning this Agreement and the transactions contemplated hereby, which Form 8-K shall attach this Agreement and its Exhibits as exhibits to such Form 8-K (the "8-K Filing"). From and after the 8-K Filing, the Company hereby acknowledges that no Purchaser shall be in possession of any material nonpublic information received from the Company, any of its subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Purchaser with any material nonpublic information regarding the Company or any of its subsidiaries from and after the 8-K Filing without the express written consent of such Purchaser, provided, however, that a Purchaser which exercises its rights under Section 4(m) shall be deemed to have given such express written consent. In the event of a breach of the foregoing covenant by the Company, any of its subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the other Transaction Documents, a Purchaser shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material nonpublic information without the prior approval by the Company, its subsidiaries, or any of its or their respective officers, directors, employees or agents. No Purchaser shall have any liability to the Company, its subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure. Subject to the foregoing, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).

            (c) Reporting Status. So long as any Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

            (d) Use of Proceeds. The Company shall have used the proceeds from the sale of the Series D Stock and Warrants as set forth in Schedule 4(d).

            (e) Expenses. The Company shall pay to the Purchasers at the Closing, reimbursement for the out-of-pocket expenses reasonably incurred by the Purchasers and their affiliates and advisors in connection with the negotiation, preparation, execution and delivery of this Agreement and the other agreements to be executed in connection herewith, including, without limitation, the Purchasers and their affiliates and advisors' reasonable due diligence and attorneys' fees and expenses (the "EXPENSES"); provided, however, that the Purchasers shall be permitted to deduct all Expenses from the Purchase Price payable by the Purchasers hereunder; and provided further that the amount of the Expenses shall not exceed $37,500 unless prior approval is obtained from the Company.

            (f) Financial Information. So long as any Purchaser owns any Securities, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act.

            (g) Reservation of Shares. The Company currently has authorized and reserved for the purpose of issuance 15,943,098 shares of Common Stock to provide for the full conversion of the Series D Stock and issuance of the Conversion Shares in connection therewith, the full exercise of the Series D-1 Warrants and the issuance of the Warrant Shares underlying the Series D-1 Warrants in connection therewith and as otherwise required by the Series D Stock, the Series D-1 Warrants and the Registration Rights Agreement (collectively, the "ISSUANCE Obligations"). In the event such number of shares becomes insufficient to satisfy the Issuance Obligations, the Company shall take all necessary action to authorize and reserve such additional shares of Common Stock necessary to satisfy the Issuance Obligations. On or before September 1, 2003, the Company shall issue the Series D-2 Warrants to the Purchasers, and further shall take all necessary and desirable action to ensure that the requisite number of Warrant Shares underlying the Series D-2 Warrants are reserved for issuance, and as otherwise required by the Series D-2 Warrants and the Registration Rights Agreement.

            (h) Listing. The Company shall maintain, so long as the Purchasers (or any of its affiliates) own any Securities, the listing of all Conversion Shares and Warrant Shares, as applicable, from time to time issuable upon conversion of the Series D Stock and exercise of the Warrants then issued on each national securities exchange, automated quotation system or electronic bulletin board on which shares of Common Stock are currently listed. The Company will use its best efforts to continue the listing and trading of its Common Stock on the SmallCap Market or on the Nasdaq National Market ("NNM"), the New York Stock Exchange ("NYSE"), the American Stock Exchange ("AMEX"), the OTC or the Bulletin Board Exchange (the "BBX") and will comply in all respects with the reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers, Inc. (the "NASD"), such exchanges, or such electronic system, as applicable. The Company shall promptly provide to the Purchasers copies of any notices it receives regarding the continued eligibility of the Common Stock for trading on any securities exchange or automated quotation system on which securities of the same class or series issued by the Company are then listed or quoted, if any.

            (i) Corporate Existence. So long as the Purchasers beneficially own any Securities, the Company shall maintain its corporate existence, and in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, the Company shall ensure that the surviving or successor entity in such transaction (i) assumes the Company's obligations under the Transaction Documents and the agreements and instruments entered into in connection herewith and therewith regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to effect the conversion of all the Series D Stock and exercise in full of all Warrants outstanding as of the date of such transaction and (ii) except in the event of a merger, consolidation of the Company into any other corporation, or the sale or conveyance of all or substantially all of the assets of the Company where the consideration consists solely of cash, the surviving or successor entity is a publicly traded corporation whose common stock is listed for trading on the NNM, SmallCap Market, the NYSE , the AMEX or the OTC.

            (j) No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or cause this offering of the Securities to be integrated with any other offering of securities by the Company for purposes of any stockholder approval provision applicable to the Company or its securities.

            (k) Legal Compliance. The Company shall conduct its business and the business of its Principal Subsidiaries in compliance with all laws, ordinances or regulations of governmental entities applicable to such businesses, except where the failure to do so would not have a Material Adverse Effect.

            (l) [Intentionally Omitted.]

            (m) Inspection of Properties and Books. So long as the Purchasers shall hold any Series D Stock, the Purchasers and its representatives and agents (collectively, the "INSPECTORS") shall have the right, at the Purchasers' expense, to visit and inspect any of the properties of the Company and of its Principal Subsidiaries, to examine the books of account and records of the Company and of its Principal Subsidiaries, to make or be provided with copies and extracts therefrom, to discuss the affairs, finances and accounts of the Company and of its Principal Subsidiaries with, and to be advised as to the same by, its and their officers and independent public accountants (and by this provision the Company authorizes such accountants to discuss such affairs, finances and accounts within the presence of a representative of the Company) all at such reasonable times and intervals and to such reasonable extent as the Purchasers may desire; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to the Purchasers) of any such information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such information is necessary to avoid or correct a material misstatement or omission in any Registration Statement filed pursuant to the Registration Rights Agreement, (ii) the release of such information is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (iii) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Purchasers agree that it shall, upon learning that disclosure of such information is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the information deemed confidential. The Purchasers further acknowledge and agree that by virtue of the inspections contemplated herein they may come to be in possession of material non-public information and shall hold such information in confidence and shall not trade in the securities of the Company until such time as that information has been disseminated to the public by the Company, provided, however, that nothing herein shall limit the Company's obligations under the Registration Rights Agreement, including without limitation, Section 3(f) thereof.

            (n) [Intentionally Omitted.]

            (o) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

            (p) Variable Securities. The Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price, unless the conversion, exchange or exercise price of any such security is not less than the then applicable Conversion Price (as defined in the Certificate of Designations and as may be adjusted from time to time) of the Series D Stock.

            (q) Repurchase of Series D Stock. If, on or before July 17, 2003, the Company and the Lead Investors have not entered into legally, binding documentation, in form and substance agreeable to both parties, with respect to the formation and operation of a joint venture and/or the creation and operation of an entity to be organized under the laws of Mauritius, the Lead Investors shall each have the pro rata right to sell to the Company, and the Company shall have the obligation to purchase from the Lead Investors (the "LEVEL8 ASIA PUT"), by wire transfer in immediately available funds an amount equal to up to (i) $1,000,000 in aggregate Face Amount of Series D Stock (as defined in the Certificate of Designations) as first adjusted pro rata among the Lead Investors pursuant to their relative liquidation preference of such Series D Stock plus
(ii) an amount equal to the product obtained by (X) $1,000,000, (Y) multiplied by .05, (Z) multiplied by N/365, where N equals the number of days elapsed from the date of this Agreement until the date upon which payment to the Lead Investor by the Company on account of the Level8 Asia Put is received by the Lead Investor exercising such right to receive payment on account of the Level8 Asia Put.

      In addition to the rights under the Level8 Asia Put described above, if, on or before May 18, 2003, the Company and Merrill Lynch have not closed a transaction providing for the sale of Cicero to the Company (as identified on Schedule 3(k)), the Lead Investors shall each have the pro rata right to sell to the Company, and the Company shall have the obligation to purchase from the Lead Investors (the "CICERO PUT"), by wire transfer in immediately available funds an amount equal to up to (i) $1,000,000 in aggregate Face Amount of Series D Stock (as defined in the Certificate of Designations) as first adjusted pro rata among the Lead Investors pursuant to their relative liquidation preference of such Series D Stock plus (ii) an amount equal to the product obtained by (X) $1,000,000, (Y) multiplied by .05, (Z) multiplied by N/365, where N equals the number of days elapsed from the date of this Agreement until the date upon which payment to the Lead Investor by the Company on account of the Cicero Put is received by the Lead Investor exercising such right to receive payment on account of the Cicero Asia Put.

            (r) Restriction of Transactions with Inactive Subsidiaries. Neither the Company nor any of the Principal Subsidiaries shall make any loans to, investments in or other payments to, or transfer any assets or rights to, any of the Inactive Subsidiaries; provided that the Company may make such payments to or on behalf of the Inactive Subsidiaries necessary to dissolve, liquidate or otherwise wind up the affairs of the Inactive Subsidiaries which, in the aggregate, do not exceed $100,000.

            (s) Exchangeability of Certain Shares.

            (i) The Company covenants and agrees that for a period of two years following the legal and valid formation (including the completion of all legal documentation related thereto) of an entity presently contemplated to be formed under the laws of Mauritius by the Company and the Lead Investors ("LEVEL8 ASIA"), the Company shall offer to the Lead Investors the right to, but the Lead Investors shall not be obligated to, exchange (the "OPTIONAL LEVEL8 ASIA

      EXCHANGE") up to a whole number of shares of Series D Stock, with a face amount of one thousand dollars ($1,000) per share, for shares of Level8 Asia, in an amount determined by the product derived from the (i) quotient obtained by dividing the face amount of the number of shares of Series D Stock exchanged, up to a maximum of $800,000 (the "MAXIMUM CONVERSION AMOUNT"), (ii) by five hundred dollars ($500) (the "LEVEL8 ASIA SHARES"). Each of the Lead Investors is entitled to participate in the Optional Level8 Asia Exchange up to its pro rata portion, based on its relative liquidation preference of the Series D Stock in relation to the other Lead Investors, of the Maximum Conversion Amount.

                (1) In order to effect an Optional Level8 ASIA Exchange, the Lead Investor desiring to effect such action (an "EXCHANGING LEAD INVESTOR") shall surrender the certificate or certificates representing the shares of Series D Stock being exchanged at the principal office of the Company, together with written notice to the Company that such holder elects to exchange such shares (the "EXCHANGE NOTICE"); provided, however, that in the event such certificate or certificates have been lost, stolen or destroyed, then the holder electing to effect such a exchange shall so certify to the Company in its Exchange Notice, and shall further execute an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. The Exchange Notice shall also state the name or names (with address or addresses) in which the certificate or certificates for Level8 ASIA Shares issuable upon such exchange shall be issued. The certificate or certificates for Level8 ASIA Shares surrendered for exchange shall be accompanied by proper assignment thereof to the Company or in blank. As promptly as practicable after delivery of the Exchange Notice, the Company shall issue and deliver to the Exhanging Lead Investor, or on its written order, at the expense of the Company:
(i) a certificate or certificates, as the Exchanging Lead Investor may request, representing the number of whole Level8 ASIA Shares issuable upon the exchange of such shares of Series D Stock in accordance with the provisions of this
Section 4(s) and (ii) if some but not all of the shares of Series D Stock represented by a certificate surrendered by such holder are exchanged, a new certificate or certificates representing the number of shares of Series D Stock which were not exchanged. Such exchange shall be deemed to have been effected immediately prior to the close of business on the date of such exchange, and at such time the rights of the holder as holder of the exchanged shares of Series D Stock shall cease and the person(s) in whose name(s) any certificate(s) for Level8 ASIA Shares shall be issuable upon such exchange shall be deemed to have become the holder(s) of record of the shares of Level8 ASIA Shares represented thereby.

                (2) The Company shall pay any and all taxes that may be imposed upon it with respect to the issuance and delivery of Level8 ASIA Shares upon the exchange of shares of Series D Stock in accordance with this Section 4(s).

                (3) The Company further covenants and agrees that such Level8 ASIA Shares, when issued, shall be exchangeable into fully-paid and nonassessable shares of Common Stock, which shall be registered on the registration statement contemplated by the Registration Rights Agreement, upon the terms and conditions of the Series D Stock.

            (ii) In the event that either (a) the Company shall not issue the Series D-2 Warrants to any Lead Investor pursuant to this Agreement and the provisions of Section 4(g) above and such Series D-2 Warrants would be exercisable as of November 1, 2003 pursuant to its terms or (b) the Series D-2 Warrants shall have been issued and be exercisable as of November 1, 2003 but are not covered under a registration statement as of November 1, 2003, then, as soon as is practicable following November 1, 2003, the Company shall offer to the Lead Investors in lieu thereof, warrants to purchase shares of capital stock of Level8 Asia, in accordance with the following parameters and procedures:

                (1) The Company shall issue to the Lead Investors, pro rata according to their relative liquidation preference of the Series D Stock a warrant to purchase an aggregate of 700 shares of common stock of Level8 Asia (the "LEVEL8 ASIA WARRANT"). The Level8 Asia Warrant shall be exercisable solely by the payment of $1,000 per share of common stock and otherwise shall contain terms and conditions reasonably satisfactory to the Company and the Lead Investors , and which are customary for a transaction of this nature.

            (t) [Intentionally Omitted.]

            (u) Lead Investors Standstill. The Lead Investors hereby covenant and agree to refrain from selling, transferring, or otherwise disposing of any shares of Common Stock registered on the registration statement contemplated by the Registration Agreement of even date hereof, for a period of one hundred and twenty (120) days from the date the registration statement contemplated by
Section 2(a) of such registration statement is declared effective by the United States Securities and Exchange Commission.

            (v) Other Purchaser Standstill. Each Purchaser (other than the Lead Investors) hereby covenants and agrees, severally and not jointly, to refrain from selling, transferring, or otherwise disposing of any shares of Common Stock or shares of Series D Stock for a period of one hundred and twenty (120) from the date hereof, except that each Purchaser may sell, transfer, or otherwise dispose of such number of shares of Common Stock up to no greater than ten percent (10%) of such number of shares of Common Stock into which the number of shares of Series D Stock purchased by such Purchaser on the date hereof is convertible, in accordance with the terms hereof and the other Transaction Documents, within each thirty (30) day period following the date hereof.

            (w) Level8 ASIA. The Company and the Lead Investors hereby covenant and agree to use their reasonable best efforts to make and cause the legal and valid formation of Level8 ASIA.

         5. TRANSFER AGENT INSTRUCTIONS.

            (a) If the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the holder of the Series D Stock or Warrants (any and each a "HOLDER") thereof is not then required to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit all Conversion Shares and Warrant Shares to the Holder by crediting the account of the Holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC Transfer"). If the aforementioned conditions to a DTC Transfer are not satisfied, the Company shall deliver to the Holder physical certificates representing the Conversion Shares and Warrant Shares, as applicable. Further, the Holder may instruct the Company to deliver to the Holder physical certificates representing the Conversion Shares and Warrant Shares in lieu of delivering such shares by way of DTC Transfer.

            (b) The Company warrants that no instruction other than such instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof in the case of the transfer of the Conversion Shares or Warrant Shares prior to registration of the Conversion Shares and Warrant Shares under the Securities Act or without an exemption therefrom, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way the Purchasers' obligations and agreement set forth in Section 2(g) hereof to resell the Securities pursuant to an effective registration statement or under an exemption from the registration requirements of applicable securities law.

            (c) If the Purchasers provide the Company and the transfer agent with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration, or the Purchasers provide the Company with reasonable assurances that such Securities may be sold under Rule 144, the Company shall permit the transfer and, in the case of the Conversion Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Purchasers.

         6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

      The obligation of the Company hereunder to issue and sell the Series D Stock and Series D-1 Warrants to the Purchasers hereunder is subject to the satisfaction, at or before the Closing, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

            (a) Each Purchaser shall have delivered the Purchase Price in accordance with Section 1(a) above.

            (b) The representations and warranties of the Purchasers shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the Purchasers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing Date.

                  (c) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

            7. CONDITIONS TO THE PURCHASERS' OBLIGATION TO PURCHASE.

         The obligation of the Purchasers hereunder to purchase the Series D Stock and the Series D-1 Warrants from the Company hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that such conditions are for the Purchasers' sole benefit and may be waived by the Purchasers at any time in such Purchaser's sole discretion:

                  (a) The Company shall have executed this Agreement and the other Transaction Documents and delivered executed original copies of the same to the Purchasers.

                  (b) The Company shall have delivered to the Purchasers duly executed certificates representing such Series D Stock and Series D-1 Warrants (each in such denominations as such Purchaser shall request) in accordance with
Section 1(a) above.

                  (c) The Common Stock shall continue to be traded on the Bulletin Board and trading in the Common Stock (or on the Bulletin Board generally) shall not have been suspended by the SEC or such Bulletin Board market.

                  (d) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Purchasers shall have received a certificate, executed by the Chief Executive Officer of the Company after reasonable investigation, dated as of the Closing Date to the foregoing effect and as to such other matters as may reasonably be requested by the Purchasers.

                  (e) No statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which questions the validity of, challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

                  (f) The Purchasers shall have received an opinion of the Company's counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Purchasers and in substantially the form of Exhibit F attached hereto.

                  (g) There shall have been no material adverse changes and no material adverse developments in the business, properties, operations, prospects, financial condition or results of operations of the Company and its Principal Subsidiaries, taken as a whole, since the date hereof, and no information, of which the Purchasers are not currently aware, shall come to the attention of the Purchasers that is materially adverse to the Company.

                  (h) The Purchasers shall have received a copy of resolutions, duly adopted by the Board of Directors of the Company, which shall be in full force and effect at the time of the Closing, authorizing the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby, certified as such by the Secretary or Assistant Secretary of the Company, and such other documents they reasonably request in connection with the Closing.

                  (i) The Company shall have delivered to such Purchaser a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

                  (j) The Company shall have obtained, in form and substance satisfactory to the Purchasers, agreements from the each holder of the Company's Series A3 Convertible Redeemable Preferred Stock and each holder of the Company's Series B3 Convertible Redeemable Preferred Stock to refrain from selling, transferring, or otherwise disposing of any shares of Common Stock for a period of one hundred and twenty (120) days from the date the registration statement contemplated by Section 2(a) of the Registration Rights Agreement is declared effective by the United States Securities and Exchange Commission.

                  (k) The Company shall have obtained, in form and substance satisfactory to the Purchasers, a waiver from Bank Hapoalim (the "BANK") to the effect that the Bank waives any rights it otherwise would have upon the occurrence of an event of default under the Promissory Note executed by the Company in favor of the Bank, dated as of September 28, 2001, as a result of the Company's Common Stock having been delisted from the Nasdaq SmallCap Market.

                  (l) The Company will obtain an executed letter agreement relating to the sale of Cicero intellectual property from Merrill, Lynch, Pierce, Fenner & Smith Incorporated, substantially the form of Exhibit G attached hereto.

                  (m) [Intentionally Omitted.]

                  (n) As of the Closing Date, the Company shall have obtained from any and all third parties that (i) have rights to receive any dividend (in cash, in-kind or otherwise) and/or (ii) a right to have a security of the Company redeemed, in each case in the event the Common Stock is not listed on the Nasdaq SmallCap Market, the Nasdaq National Market, the American Stock Exchange and the New York Stock Exchange, waivers of any such rights in form and substance satisfactory to the Purchasers.

                  (o) As of the Closing Date, the Company shall have obtained a waiver, in form and substance satisfactory to the Purchasers, to the effect that all holders of the Company's Series A3 Convertible Redeemable Preferred Stock (the "SERIES A3 PREFERRED STOCK") and Series B3 Convertible Redeemable Preferred Stock (the "SERIES B3 PREFERRED STOCK") shall waive any and all rights they may otherwise have upon the Company exceeding the Issuance Cap (as that term is defined both in the Company's Certificate of Designation of Rights, Preferences and Limitations of Preferred Stock pertaining to the Series A3 Preferred Stock and the Company's Certificate of Designation of Rights, Preferences and Limitations of Preferred Stock pertaining to the Series B3 Preferred Stock) as a result of the transactions contemplated hereby and by the other Transaction Documents, and shall also expressly agree that the transactions contemplated hereby and by the other Transaction Documents do not and will not cause the Company to exceed such Issuance Cap.

            8. GOVERNING LAW; MISCELLANEOUS.

                  (a) Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The Company and the Purchasers irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in the County of New Castle, State of Delaware, in any suit or proceeding based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of the Purchasers to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

                  (b) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed execution page(s) hereof to be physically delivered to the other party within five (5) days of the execution hereof, provided that the failure to so deliver any manually executed execution page shall not affect the validity or enforceability of this Agreement.

                  (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  (e) Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the Purchasers, the Company, their affiliates and persons acting on their behalf with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchasers make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchasers.

                  (f) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally, by responsible overnight carrier or by confirmed facsimile, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by responsible overnight carrier or confirmed facsimile, in each case addressed to a party. The addresses for such communications shall be:

                               If to the Company:

                              Level 8 Systems, Inc.
                              8000 Regency Parkway
                              Cary, North Carolina 27511
                              Facsimile: (919) 380-5090
                              Attn: John P. Broderick

                              with a copy simultaneously transmitted by like means to:

                              Powell, Goldstein, Frazer & Murphy LLP
                              191 Peachtree Street; 16th Floor
                              Atlanta, Georgia 30319
                              Facsimile: (404) 572-6999
                              Attn:  Scott D. Smith, Esq.

            If to the Purchasers, to the address set forth under each Purchaser's name on the execution page hereto, and, if to SDS, with a copy simultaneously transmitted by like means to:

                              Drinker Biddle & Reath LLP
                              One Logan Square
                              18th & Cherry Streets
                              Philadelphia, PA  19103
                              Facsimile: (215) 988-2757
                              Attn:  Stephen T. Burdumy, Esq.

            Each party shall provide notice to the other party of any change in address.

                  (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Except as provided herein or therein, neither the Company nor the Purchasers shall assign this Agreement or any rights or obligations hereunder. Notwithstanding the foregoing, each Purchaser may assign its rights hereunder to any of its "affiliates," as that term is defined under the Exchange Act, without the consent of the Company or to any other person or entity with the consent of the Company, which consent shall not be unreasonably withheld. This provision shall not limit the Purchasers' right to transfer the Securities pursuant to the terms of the Certificate of Designations, the Warrants and this Agreement or to assign the Purchasers' rights hereunder or thereunder or under the Registration Rights Agreement or the Escrow Agreement to any such transferee.

                  (h) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  (i) Survival. The representations and warranties of the Company and the agreements and covenants set forth in Sections 3, 4, 5 and 8 hereof shall survive following the Closing notwithstanding any due diligence investigation conducted by or on behalf of the Purchasers, except that, in the case of representations and warranties such survival will be limited to the period of four (4) years following the Closing Date on which they were made or deemed to have made (other than with respect to any claim by a third party against the party to this Agreement who seeks to assert a claim based on such representations and warranties). Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies the Purchasers may have under applicable U.S. federal or state securities laws. The Company shall indemnify and hold harmless the Purchasers and each Purchaser's officers, directors, employees, partners, members, agents and affiliates for all losses or damages arising as a result of or related to any breach or alleged breach by the Company of any of its representations or covenants set forth herein, including advancement of expenses as they are incurred.

                  (j) Publicity. The Company and the Purchasers shall have the right to approve before issuance any press releases, SEC or, to the extent applicable, NASD filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Purchasers, to make any press release or SEC or, to the extent applicable, NASD filings with respect to such transactions as is required by applicable law and regulations (although the Purchasers shall be consulted by the Company in connection with any such press release and filing prior to its release and shall be provided with a copy thereof and must provide specific consent to the use of their name in connection therewith).

                  (k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  (l) Indemnification. In consideration of each Purchaser's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Purchaser and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or
(iii) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (A) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (C) any disclosure made by such Purchaser pursuant to Section 4(b) or Section 4(m) hereof, expect that the Company shall not be required to defend, protect, indemnify or hold harmless any Purchaser for any material misstatement or omission in any disclosure made by the any Purchaser pursuant to Section 4(b) or
Section 4(m). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this
Section 9(l) shall be the same as those set forth in Section 6 of the Registration Rights Agreement; provided that, if Section 6 of the Registration Rights Agreement is applicable to a particular circumstance, Section 9(l) hereof shall not also apply.

                  (m) Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchasers hereunder or pursuant to any of the other Transaction Documents or the Purchasers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                  (n) Joint Participation in Drafting. Each party to this Agreement has participated in the negotiation and drafting of this Agreement and the other Transaction Documents. As such, the language used herein and therein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

                  (o) Equitable Relief. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations hereunder (including, but not limited to, its obligations pursuant to Section 5 hereof) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement (including, but not limited to, its obligations pursuant to Section 5 hereof), that the Purchasers shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer of the Securities, without the necessity of showing economic loss and without any bond or other security being required.

                  (p) Knowledge. As used in this Agreement, the term "knowledge" of any person or entity shall mean and include (i) actual knowledge and (ii) that knowledge which a reasonable prudent business person could have obtained in the management of his or her business affairs after making due inquiry and exercising due diligence which a prudent business person should have made or exercised, as applicable, with respect thereto.

                  (q) Understanding Among Purchasers. It is acknowledged by each Purchaser that no Purchaser has acted as an agent of any other Purchaser in connection with making its investment hereunder and that no Purchaser shall be acting as an agent of any other Purchaser in connection with monitoring its investment hereunder. It is further acknowledged by each of the other Purchasers that SDS has retained Drinker Biddle & Reath LLP ("Drinker Biddle") to act as its counsel in connection with the transactions contemplated hereby and under the other Transaction Documents and that Drinker Biddle has not acted as counsel for any of the other Purchasers in connection therewith and that none of the other Purchasers have the status of a client of Drinker Biddle for conflict of interest or other purposes as a result thereof.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

        IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Agreement to be duly executed as of the date first above written.

               LEVEL 8 SYSTEMS, INC.

               By: __________________________________
               Name: ________________________________
               Title: _______________________________

               PURCHASERS:

                    [SIGNATURES CONTAINED ON ATTACHED PAGES]

               SDS MERCHANT FUND, L.P.,
                a Delaware limited partnership
                      By SDS Capital Partners L.L.C., its managing member

               By: __________________________________
               Name: ________________________________
               Title: _______________________________
               Address:      c/o SDS Capital LLC
                             53 Forest Avenue, Second Floor
                             Old Greenwich, CT 06870
                             Facsimile:  (203) 967-5851
                             Attn: Steven Derby

               DMG LEGACY FUND LLC,

                      By DMG Advisors LLC, its managing member

               By: __________________________________
               Name: ________________________________
               Title: _______________________________
               Address:      c/o DMG Advisors LLC
                             53 Forest Ave., Ste 202
                             Old Greenwich, CT 06870
                             Attn: Kevin Johnson Director of Operations

               DMG LEGACY INSTITUTIONAL FUND LLC,
                      By DMG Advisors LLC, its managing member

               By: __________________________________
               Name: ________________________________
               Title: _______________________________
               Address:      c/o DMG Advisors LLC
                             53 Forest Ave., Ste 202
                             Old Greenwich, CT 06870
                             Attn: Kevin Johnson Director of Operations

               DMG LEGACY INTERNATIONAL LTD.,
                      By DMG Advisors LLC, its managing member

               By: __________________________________
               Name: ________________________________
               Title: _______________________________
               Address:      c/o DMG Advisors LLC
                             53 Forest Ave., Ste 202
                             Old Greenwich, CT 06870

                             Attn: Kevin Johnson Director of Operations

               IKE DWECK

               By: __________________________________
               Name: ________________________________
               Address:      46 Ocean Ave
                             Deal, NJ 07723

               BRUCE MILLER

               By: __________________________________
               Name: ________________________________
               Address:      PO Box 245
                             Nantucket, MA 02554

               JIM STEVENS

               By: __________________________________
               Name: ________________________________
               Address:      8818 Ashridge Park Drive
                             Spring, TX 77379

               FRED MACK 4/30/92 TRUST

               By: __________________________________
               Name: ________________________________
               Title: _______________________________
               Address:      2115 Linwood Ave.
                             Fort Lee, NJ 07024

               VERTICAL VENTURES INVESTMENTS LLC

               By: __________________________________
               Name: ________________________________
               Title: _______________________________
               Address:      c/o Vertical Ventures
                             900 Third Avenue, 26th Floor
                             New York, New York 10022
                             Attn: Joshua Silverman
                             Fax: (646) 274-1728

               JOSEPH SHELANSKI

               By: __________________________________
               Name: ________________________________
               Address:      710 Mill Creek Rd.
                             Gladwyne, PA 19035

               C. GLEN & JOAN DUGDALE

               By: __________________________________
               Name: ________________________________
               Address:      3609 Centerville Road
                             Greenville, DE 19807

               JAMES COMPTON

               By: __________________________________
               Name: ________________________________
               Address:      2619 Albans
                             Houston, Texas 77005

               DELPHI PARTNERS LIMITED

               By: __________________________________
               Name: ________________________________
               Title: _______________________________
               Address:      c/o Bruce D. Miller; General Partner
                             P.O. Box 246
                             Nantucket, MA 02554

                                  SCHEDULE 1(A)
                                   PURCHASERS

                                              NUMBER OF SHARES
                                                OF SERIES D
NAME AND                                       PREFERRED STOCK   SERIES D-1   SERIES D-2
ADDRESS OF PURCHASER             RESIDENCE     AT CLOSING DATE    WARRANTS     WARRANTS    PURCHASE PRICE
--------------------             ---------     ---------------    --------     --------    --------------
SDS Merchant Fund, L.P.          Delaware          1,500          1,767,187    707,813       $1,500,000
c/o SDS Capital LLC
53 Forest Avenue, Second Floor
Old Greenwich, CT 06870
Attn: Steven Derby

DMG Legacy Fund LLC              Delaware             80           94,250       37,750          $80,000
c/o DMG Advisors LLC
53 Forest Ave., Ste 202
Old Greenwich, CT 06870
Attn: Kevin Johnson Director
of Operations

DMG Legacy Institutional Fund    Delaware            720          848,250      339,750         $720,000
LLC
c/o DMG Advisors LLC
53 Forest Ave., Ste 202
Old Greenwich, CT 06870
Attn: Kevin Johnson Director
of Operations

DMG Legacy International Ltd     International       755          889,484      356,266         $755,000
c/o DMG Advisors LLC
53 Forest Ave., Ste 202
Old Greenwich, CT 06870
Attn: Kevin Johnson Director
of Operations

Ike Dweck                        New Jersey           25           29,453       11,797          $25,000
46 Ocean Avenue
Deal, NJ 07723

Bruce Miller                     Massachusetts        50           58,906       23,594          $50,000
PO Box 246
Nantucket, MA 02554

Jim Stevens                      Texas                75           88,359       35,391          $75,000
8818 Ashridge Park Drive
Spring, TX 77379

Fred Mack 4/30/92 Trust          New Jersey           65           76,578       30,672          $65,000
2115 Linwood Ave.
Fort Lee, NJ 07024

Vertical Ventures Investments,   Delaware            150          176,719       70,781         $150,000
LLC
650 Fifth Avenue; 6th Floor
New York, New York 10019

Joseph Shelanski                 Pennsylvania         30           35,344       14,156          $30,000
710 Mill Creek Rd.
Gladwyne, PA 19035

C Glen & Joan Dugdale            Delaware             30           35,344       14,156          $30,000
3609 Centerville Road
Greenville, DE 19807

James Compton                    Texas                25           29,453       11,797          $25,000
2619 Albans
Houston, Texas 77005

Delphi Partners Limited          Massachusetts        25           29,453       11,797          $25,000
c/o Bruce D. Miller; General
Partner
P.O. Box 246
Nantucket, MA 02554

                                              NUMBER OF SHARES
                                                OF SERIES D
NAME AND                                       PREFERRED STOCK   SERIES D-1   SERIES D-2
ADDRESS OF PURCHASER             RESIDENCE     AT CLOSING DATE    WARRANTS     WARRANTS    PURCHASE PRICE
--------------------             ---------     ---------------    --------     --------    --------------
TOTAL                                              3,530          4,158,780   1,665,720      $3,530,000